Exhibit 99.(a)(1)(D)

VERENIUM CORPORATION

OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS

TO PURCHASE COMMON STOCK FOR NEW REPLACEMENT OPTIONS

NOTICE OF WITHDRAWAL

I previously signed, dated and returned an Election Form in which I elected to accept the offer by Verenium Corporation (the “Company”) to exchange my Eligible Options for Replacement Options (the “Offer”) as set forth in the Offer to Exchange Certain Outstanding Options to Purchase Common Stock for New Replacement Options, the Summary Term Sheet, the the Glossary and the Questions and Answers (collectively, the “Offer Documents”). Capitalized terms not explicitly defined herein shall have the same definitions as in the Offer Documents.

I now wish to change my previous election and reject the Offer. I understand that by signing this Notice of Withdrawal and delivering it to the Company, I will be rejecting the Offer in its entirety.

I understand that in order to reject the Offer, I must sign, date and deliver this Notice of Withdrawal to the Company via email to tenderoffer@verenium.com, as provided in the attached instructions, before 12:00 a.m. (midnight) Eastern time, on November 12, 2009 (that is, one minute after 11:59 p.m. on November 11, 2009), or later if the Company extends the expiration of the Offer to a later date.

By rejecting the Offer I understand that I will not receive any Replacement Options, and I will keep my Eligible Options. These options will continue to be governed by the equity incentive plan under which these options were granted and the existing option agreements between the Company and me.

I understand that I may change this election, and once again accept the Offer, by delivering a new Election Form to the Company via email at tenderoffer@verenium.com in accordance with the instructions set forth in the Election Form prior to 12:00 a.m. (midnight) Eastern time, on November 12, 2009 (that is, one minute after 11:59 p.m. on November 11, 2009), or later if the Company extends the expiration of the Offer to a later date.

I have completed and signed the following exactly as my name appears on my original Election Form.

I do not accept the offer to exchange options.

Optionee Signature	Employee ID or Social Security Number

Optionee Name (Please print)	E-mail Address	Date and Time

PLEASE SUBMIT THIS NOTICE OF WITHDRAWAL VIA EMAIL TO TENDEROFFER@VERENIUM NO LATER THAN 12:00 A.M. (MIDNIGHT) EASTERN TIME, ON NOVEMBER 12, 2009 (THAT IS, ONE MINUTE AFTER 11:59 P.M. ON NOVEMBER 11, 2009).

THE COMPANY WILL SEND YOU AN EMAIL CONFIRMATION WITHIN TWO BUSINESS DAYS OF RECEIPT.

INSTRUCTIONS TO THE NOTICE OF WITHDRAWAL

1. Delivery of Notice of Withdrawal.

To be effective, a properly completed and executed copy of this Notice of Withdrawal must be delivered via email to tenderoffer@verenium.com before 12:00 a.m. (midnight) Eastern time, on November 12, 2009 (that is, one minute after 11:59 p.m. on November 11, 2009) (the “Expiration Date”).

The delivery of such documents will be deemed made only when actually received by the Company. You should allow sufficient time to ensure timely delivery.

Although by submitting a Notice of Withdrawal with respect to your previous election, you have withdrawn your election to exchange your Eligible Options, you may change your mind and re-accept the Offer at any time prior to the Expiration Date. If the Company extends the Expiration Date, you may elect to accept the Offer at any time prior to the new Expiration Date. To change your election, you must deliver a new signed and dated Election Form in accordance with the instructions included with the Election Form to the Company before the Expiration Date. Your options will not be properly exchanged for purposes of the Offer unless you again elect to accept the Offer before the Expiration Date by delivery of the new Election Form following the procedures described in the instructions to the Election Form.

2. Other Information on This Notice of Withdrawal. In addition to signing this Notice of Withdrawal, you must print your name and indicate the date and time at which you signed. You must also include your email address and your employee identification number or your social security number, as appropriate.

3. Requests for Assistance or Additional Copies. Additional copies of the Offer Documents or this Notice of Withdrawal can be found on the Tender Offer Website. If you cannot use this website or have any questions regarding the Offer, please email tenderoffer@verenium.com or contact us by telephone at (617) 674-5319.